UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
AMENDMENT NO. 1
TO
FORM 8-K
ON FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 1, 2010

FREDERICK’S OF HOLLYWOOD GROUP INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                           (212) 798-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

See Item 8.01, which is incorporated by reference herein.

Item 8.01                      Other Events.

On May 18, 2010, Frederick’s of Hollywood Group Inc. (“Company”) completed the previously announced Debt Exchange and Preferred Stock Conversion Agreement, dated as of February 1, 2010, with Fursa Capital Partners LP, Fursa Master Rediscovered Opportunities Fund L.P., Blackfriars Master Vehicle LLC – Series 2, and Fursa Master Global Event Driven Fund L.P. (collectively, the “Holders”).  At the closing, the Company issued to the Holders an aggregate of 8,664,373 shares of common stock (“Conversion and Exchange Shares”) upon exchange of approximately $14.3 million of outstanding Tranche C debt and accrued interest, and conversion of approximately $8.8 million of Series A preferred stock, including accrued dividends, at an effective price of approximately $2.66 per share.

The Company also issued to the Holders three, five and seven-year warrants, each to purchase 500,000 shares of common stock (for an aggregate of 1,500,000 shares of common stock) (“Warrant Shares”) at exercise prices of $2.00, $2.33 and $2.66 per share, respectively.  Following the transaction, the Holders’ aggregate beneficial ownership of the Company’s common stock increased from approximately 33.0% to approximately 47.4%.  The Company has registered for re-sale the Conversion and Exchange Shares and Warrant Shares, as well as the other securities beneficially owned by the Holders, pursuant to a registration statement filed by the Company with the Securities and Exchange Commission.

As a result of the transaction, which was approved by the Company’s shareholders at its Annual Meeting held on May 12, 2010, the balance sheet effect was an increase to shareholders’ equity of approximately $23.1 million.

On May 19, 2010, the Company issued a press release attached hereto as Exhibit 99.1, announcing the matters described in this Item 8.01.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description
99.1	Press Release, dated May 19, 2010, announcing closing of Debt Exchange and Preferred Stock Conversion Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Frederick’s of Hollywood Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:                      May 19, 2010
FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer
(Principal Financial and Accounting Officer)